Exhibit 99.5

The Bank of New York Mellon Corporation

The name of each director and executive officer of The Bank of New York Mellon Corporation is set forth below. The business address of each person listed below is c/o The Bank of New York Mellon Corporation, One Wall Street, New York, New York 10286. Each person is a citizen of the United States of America.

Directors

Name	Occupation

Nicholas M. Donofrio Joseph J. Echevarria Edward P. Garden	Retired EVP, Innovation and Technology of IBM Corporation Retired CEO of Deloitte LLP Chief Investment Officer and a founding partner of Trian Fund Management, L.P.
Jeffrey A. Goldstein	Managing Director, Hellman & Friedman LLP
Gerald L. Hassell John M. Hinshaw	Chairman and CEO of The Bank of New York Mellon Corporation Executive Vice President of Technology and Operations at Hewlett-Packard Company
Edmund F. “Ted” Kelly	Retired Chairman of Liberty Mutual Group
Richard J. Kogan	Principal of The KOGAN Group LLC, RJKogan AP LLC and Jayleen Art Associates LLC
John A. Luke, Jr.	Chairman and CEO of MeadWestvaco Corporation
Mark A. Nordenberg	Chancellor, CEO and Distinguished Service Professor of Law at the University of Pittsburgh
Catherine A. Rein	Retired Senior EVP and Chief Administrative Officer of MetLife, Inc.
William C. Richardson	President and CEO Emeritus of The W.K. Kellogg Foundation and President Emeritus, the Johns Hopkins University
Samuel C. Scott III	Retired Chairman, President and CEO of Corn Products International, Inc.
Wesley W. von Schack	Chairman of AEGIS Insurance Services, Inc.

Executive Officers

Name	Position
Gerald L. Hassell	Chairman and Chief Executive Officer
Karen B. Peetz	President
Curtis Y. Arledge	Vice Chairman, CEO, Investment Management
Thomas P. Gibbons	Vice Chairman and Chief Financial Officer
Richard Brueckner	Chief of Staff
Brian T. Shea	Vice Chairman, Chief Executive Officer, Investment Services
J. Kevin McCarthy	General Counsel
Monique R. Herena	Senior Vice President and Chief Human Resources Officer
Kurtis R. Kurimsky	Acting Controller and Principal Accounting Officer
James S. Wiener	Senior Executive Vice President and Chief Risk Officer

BNY Mellon, National Association

The name of each director and executive officer of BNY Mellon, National Association is set forth below. The business address of each person listed below is c/o BNY Mellon, National Association, 1 BNY Mellon Center, Pittsburgh, PA 15258-0001. Each person is a citizen of the United States of America.

Directors

Name	Occupation
Nicholas M. Donofrio	Retired EVP, Innovation and Technology of IBM Corporation
Joseph J. Echevarria	Retired CEO of Deloitte LLP
Edward P. Garden	Chief Investment Officer and a founding partner of Trian Fund Management, L.P.
Jeffrey A. Goldstein	Managing Director, Hellman & Friedman LLP
Gerald L. Hassell John M. Hinshaw	Chairman and CEO of The Bank of New York Mellon Corporation Executive Vice President of Technology and Operations at Hewlett-Packard Company
Edmund F. “Ted” Kelly	Retired Chairman of Liberty Mutual Group
Richard J. Kogan	Principal of The KOGAN Group LLC, RJKogan AP LLC and Jayleen Art Associates LLC
John A. Luke, Jr.	Chairman and CEO of MeadWestvaco Corporation
Mark A. Nordenberg	Chancellor, CEO and Distinguished Service Professor of Law at the University of Pittsburgh
Catherine A. Rein	Retired Senior EVP and Chief Administrative Officer of MetLife, Inc.
William C. Richardson	President and CEO Emeritus of The W.K. Kellogg Foundation and President Emeritus, the Johns Hopkins University
Samuel C. Scott III	Retired Chairman, President and CEO of Corn Products International, Inc.
Wesley W. von Schack	Chairman of AEGIS Insurance Services, Inc.

Executive Officers

Name	Position
Gerald L. Hassell	Chairman and Chief Executive Officer
Karen B. Peetz	President
Curtis Y. Arledge	Vice Chairman
Thomas P. Gibbons	Vice Chairman and Chief Financial Officer
Richard Brueckner	Chief of Staff
Brian T. Shea	Vice Chairman
J. Kevin McCarthy	General Counsel
Monique R. Herena	Senior Vice President and Chief Human Resources Officer
Kurtis R. Kurimsky	Acting Controller and Principal Accounting Officer
James S. Wiener	Senior Executive Vice President and Chief Risk Officer

BNY Alcentra Group Holdings, Inc.

The name of each director and executive officer of BNY Alcentra Group Holdings, Inc. is set forth below. The business address of each person listed below is c/o BNY Alcentra Group Holdings, Inc., 10 Gresham Street, London, England, EC2V 7JD. Each person is a citizen of the United States of America with the exception of Robert Bennett, David Forbes-Nixon and Paul Hatfield who are citizens of the United Kingdom.

Directors

Name	Occupation

Robert Bennett	Alcentra Finance Director & Chief Operating Officer
David Forbes-Nixon	Alcentra Chairman & Chief Executive Officer
Mitchell E. Harris	President of BNY Mellon Investment Management
Edward H. Ladd	Chairman Emeritus, Standish Mellon Asset Management Company LLC
Steven Lipiner	Chief Financial Officer for BNY Mellon Investment Management

Executive Officers

Name	Position

David Forbes-Nixon	President
Robert Bennett	Vice President
Paul J. Echausse	Vice President
Scott Gold	Vice President
Paul Hatfield	Vice President
Reza Sarmasti	Vice President

Alcentra Investments Limited

The name of each director and executive officer of Alcentra Investments Limited is set forth below. The business address of each person listed below is c/o Alcentra Investments Limited, 10 Gresham Street, London, England, EC2V 7JD. Each person is a citizen of the United Kingdom, with the exception of Appleby Services (Bermuda) Ltd., which is a corporation organized under the laws of Bermuda, and Mitchel E. Harris who is a citizen of the United States of America.

Directors

Name	Occupation

Robert Bennett	Alcentra Finance Director & Chief Operating Officer
David Forbes-Nixon	Alcentra Chairman & Chief Executive Officer
Mitchell E. Harris	President of BNY Mellon Investment Management

Executive Officers

Name	Position
Mitchell E. Harris	President
Appleby Services (Bermuda) Ltd.	Secretary
David Forbes-Nixon	Vice President